Exhibit 10.17

Articles of Association of Beijing Shougang Langze Technology Co., Ltd

Chapter 1 General

Article 1. These Articles of Association are formulated in accordance with the relevant provisions of the Company Law of the People ‘s Republic of China (hereinafter referred to as the  “Company Law “), the Securities Law of the People ‘s Republic of China and other laws and regulations in order to safeguard the legitimate rights and interests of the company, shareholders and creditors and regulate the organization and conduct of the company.

Article 2. A company is a limited company established in accordance with the Company Law and other relevant provisions. The company is a company founded by all shareholders of Beijing Shougang Langze New Energy Technology Co., Ltd., and the company established by the overall change on the day of the month of 2021, registered in the Shijing Mountain Area of Beijing, obtained a business license, and unified social credit code is [***].

Article 3. Company Name: Beijing Shougang Langze Technology Co., Ltd

English name: Beijing  Shougang  LanzaTech Technology Co., Ltd.

Article 4. Company Residence: Room 1601-6 of The 1st Floor of 1st House, 1st Yard,  Tianshunzhuang North Road, Shijing Mountain, Beijing, ZIP Code: 100043.

Article 5. The registered capital of a company shall be [***].

Article 6. The company shall be a company limited by shares that survives forever.

Article 7. The chairman of the board of directors shall be the legal representative of the company.

Article 8. All assets of a company shall be divided into equal shares, and shareholders shall be liable to the company for the shares they subscribe for, and the company shall be liable for the debts of the company with all its assets.

Article 9. From the date of entry into force, these Articles of Association shall become legally binding documents regulating the relationship between the organization and conduct of the company, the rights and obligations of the company and shareholders, shareholders and shareholders, and the legally binding documents for the company, shareholders, directors, supervisors and senior managers. According to these Articles of Association, shareholders may sue shareholders, shareholders may sue directors, supervisors, general managers and other senior managers of the company, shareholders may sue the company, and the company may sue shareholders, directors, supervisors, general managers and other senior managers.

Article 10. Other senior managers referred to in these Articles of Association refer to the deputy general manager, secretary of the board of directors and finance director of the company.

Article 11. In order to ensure the implementation of the Party ‘s policies, guidelines and regulations, to give full play to the leading role of the Party organization and the exemplary leading role of the Party members, the Company shall establish the Party Organization of Beijing Shougang Langze Co., Ltd. (hereinafter referred to as the  “Party Organization “), and the Party organization shall play the central and political role of leadership, and carry out the direction, overall situation and protection. The company establishes the Party ‘s working institutions and carries out the Party ‘s activities. The company shall provide the necessary conditions for the Party organization to carry out its activities normally.  The establishment and staffing of Party organizations shall be incorporated into the management institutions and preparation of the Company, and the funds for the work of the Party Organization shall be incorporated into the company ‘s budget and shall be included in the management fees of the Company.

Article 12. A company shall, in accordance with the Trade Union Law of the People ‘s Republic of China, establish trade unions, carry out trade union activities and safeguard the legitimate rights and interests of its employees. The company shall provide the necessary conditions for the trade union ‘s activities. The company shall strengthen the protection of the rights and interests of employees, support the staff congress and trade union organizations in exercising their functions and powers in accordance with the law, and the board of directors, the supervisory board and the management shall establish a diversified channel of communication and communication with the employees to listen to the opinions of the employees on the company ‘s operation, financial situation and major matters concerning the interests of the employees.

Chapter Two Business Purposes and Scope

Article 13. The company ‘s business purposes:  “the use of the world ‘s leading gas biofermentation technology, industrial exhaust gas directly into ethanol, protein feed and other high value-added products, to achieve efficient clean use of industrial exhaust resources and industrial system process re-engineering. “ Reduce carbon emissions, replace fossil fuels, safeguard national energy, food security, promote the development of non-food bio-liquid fuel technology and build a green low-carbon circular economy, and contribute to  “carbon peak, carbon neutrality. “

Article 14. After registration according to law, the scope of business of the company shall be as follows: research and development of industrial gas (exhaust gas) fermentation technology and related products; provision of technology transfer, technical advice, technical training and technical services for the above-mentioned products; sales of self-developed products; import and export of goods; import and export of technology; import and export of agents; investment in projects, investment management and investment advice. (Except for the above items subject to special approval) (Projects subject to approval in accordance with the law shall be subject to the approval of the relevant departments to carry out business activities in accordance with the approved content).

Chapter III Party organization work

Article 15. In order to ensure the implementation of the Party ‘s policies, guidelines and regulations, the Company shall give full play to the leading role of the Party organization and the exemplary leading role of the Party members, and establish the Party organization.

Article 16. Party organizations of companies shall perform their duties in accordance with the Party Constitution and other intra-Party regulations:

(1)	To implement the major strategic decisions of the CPC Central Committee and the State Council, as well as the deployment of important work related to The Party organizations at higher levels.
(2)	To play a leading role in the development of enterprises and a central role in the political core of the masses of workers, to lead trade unions, communist youth leagues and other group organizations, to unite and unite the masses of workers, to safeguard the legitimate rights and interests of all parties, and to promote the healthy development of enterprises.
(3)	Pay attention to and discuss the reform and development of the company, major business management matters, major decisions and major issues involving the vital interests of employees, and make suggestions;
(4)	To study other matters that should be decided by the Party organization of the company.

Chapter Four Shares

Section 1 Share Issue

Article 17. The principle of openness, fairness and impartiality shall be applied to the issuance of shares of a company, and each share of the same kind shall have the same rights.

Article 18 The list of sponsors of a company is as follows:

Serial Number	Shareholder ‘s name	Resident ID Number/Unified Social Credit Code	Domicile
1	Shougang Group Co., Ltd	[***]	Shijing Mountain Road, Shijing Mountain, Beijing
2	Shanghai Mingda Industrial (Group) Co., Ltd	[***]	Room 1212, 655 Jialin Road, Pudong New Area
3	Tangming Group (Wellington) Investment Co., Ltd	[***]	22 Helen Street, Brooklyn, Wellington, 6021
4	Lanzer Technology Hong Kong Limited	[***]	6F Alexandra House, 18 Chater Road, Central, HK
5	Reed Investment (Pingtan) Partnership (Limited Partnership)	[***]	Room 308 on the 3rd floor of 128 East Lake Heights, Wanbao Zhonglutai, Pingtan County
6	Mitsui & Co., Ltd	[***]	Tokyo ‘s Chiyoda District, Otsuka 2 Times 1
7	Shanghai Dehui Group Co., Ltd	[***]	China (Shanghai) Free Trade Test Zone Chuanhe Road 55, Room 8, Room 301
8	Tangshan Caofeidian Jingyu In Collaboration with Green Industry Investment Fund Partnership (Limited Partnership)	[***]	China (Hebei) Free Trade Pilot Zone Caofeidian District, Hong Kong Business District, Jindao Building C, 4 floors

Serial Number	Shareholder ‘s name	Resident ID Number/Unified Social Credit Code	Domicile
9	Guangxi Guofu Yonglang Venture Capital Partnership (Limited Partnership)	[***]	Nanning City, Hongsheng Road 5 Lihui Science and Technology Industrial Park standard plant complex 1408-35 room
10	Pingyang Park Yi Investment Partnership (Limited Partnership)	[***]	Meiling Palace (Room 633 of Nanxian Liucheng Mountain Village) in Pingyang County, Wenzhou City, Zhejiang Province).
11	Pan-American New Energy Partnership (Limited Partnership)	[***]	The first floor of 10 Guangji New Street, Yide Road, Yuexiu District, Guangzhou
12	Tang Ming Group Co., Ltd	[***]	17/F WINSAN TOWER 98 THOMSON RD WANCHAI HONG KONG
13	Zhuhai Today Preferred Equity Investment Fund Partnership (Limited Partnership)	[***]	Room 105 -65525 (central office space) at 6 Baohua Road, Hengqin New District, Zhuhai City
14	Beijing Jiayeyuan Technology Partnership (Limited Partnership)	[***]	Room 2690, 2nd floor, 11 Shixing East Street, Shijing Mountain, Beijing
15	Qingdao Wei Zhihe Investment Co., Ltd	[***]	1st floor of Building 5 at 621 Jiushui East Road, Qingdao, Shandong Province

The company is a limited liability company established by the overall change of limited liability company, when the company changes the establishment, the above-mentioned sponsors respectively with its original Beijing Shougang Langze New Energy Technology Co., Ltd. equity shares to obtain shares of the company. The above-mentioned sponsor ‘s capital contribution and shareholding ratio are as follows:

Serial Number	Name	Amount of Shares Subscribed	Shareholding Ratio （%）	The way in which the
		(10,000 shares)		capital is invested
1	Shougang Group Co., Ltd	[***]	[***]	[***]
2	Shanghai Mingda Industrial (Group) Co., Ltd	[***]	[***]	[***]
3	Tangming Group (Wellington) Investment Co., Ltd	[***]	[***]	[***]
4	Lanzer Technology Hong Kong Limited	[***]	[***]	[***]
5	Reed Investment (Pingtan) Partnership (Limited Partnership)	[***]	[***]	[***]
6	Mitsui & Co., Ltd	[***]	[***]	[***]
7	Shanghai Dehui Group Co., Ltd	[***]	[***]	[***]
8	Tangshan Caofeidian Jingyu In Collaboration with Green Industry Investment Fund Partnership (Limited Partnership)	[***]	[***]	[***]
9	Guangxi Guofu Yonglang Venture Capital Partnership (Limited Partnership)	[***]	[***]	[***]
10	Pingyang Park Yi Investment Partnership (Limited Partnership)	[***]	[***]	[***]
11	Pan-American New Energy Partnership (Limited Partnership)	[***]	[***]	[***]
12	Tang Ming Group Co., Ltd	[***]	[***]	[***]
13	Zhuhai Today Preferred Equity Investment Fund Partnership (Limited Partnership)	[***]	[***]	[***]
14	Beijing Jiayeyuan Technology Partnership (Limited Partnership)	[***]	[***]	[***]
15	Qingdao Wei Zhihe Investment Co., Ltd	[***]	[***]	[***]
total		[***]	[***]	[***]

Article 19. The total number of shares of a company shall be [***] and the share capital structure of the company shall be: common stock of [***].

Article 20. A subsidiary of a company or a company (including a subsidiary of a company) shall not provide any financial support to any person who purchases or intends to purchase shares in the company in the form of gifts, advances, guarantees, compensation or loans.

Section II Share increases and decreases and repurchases

Article 21. In accordance with the needs of operation and development, and in accordance with the provisions of laws and regulations, the company may increase its capital by making separate resolutions at the general meeting of shareholders:

(1) Public offering of shares;

(2) Non-public offering of shares;

(3) the distribution of red shares to existing shareholders;

(4) to increase the share capital by the provident fund;

(5) The provisions of laws and administrative regulations and other means approved by the relevant regulatory authorities.

Article 22. A company may reduce its registered capital. The reduction of registered capital by a company shall be handled in accordance with the Company Law and other relevant provisions and the procedures stipulated in these Articles of Association.

Article 23. A company may acquire shares in the Company in accordance with the provisions of laws, administrative regulations, departmental regulations and these Articles of Association under the following circumstances:

(1) reducing the registered capital of the company;

(2) merging with other companies holding shares in the Company;

(3) using the shares for the employee ‘s shareholding plan or equity incentive;

(4) If a shareholder objects to the resolution of the merger or division of the company made by the general meeting of shareholders, he or she requires the company to acquire its shares.

(5) using shares to convert shares into convertible bonds issued by listed companies;

(6) Listed companies are necessary to safeguard the value of the company and the rights and interests of shareholders.

Except in the above cases, the Company does not engage in the sale and purchase of shares of the Company.

Article 24. When a company acquires shares of the Company, it may choose one of the following ways to do so:

(1) The method of centralized bidding and trading of stock exchanges;

(2) the mode of offer;

(3) Other ways approved by the relevant regulatory authorities.

If the shares of the Company are acquired as a result of the circumstances stipulated in Article 23 (3), (5) and (6) of these Articles of Association, they shall be carried out through a public centralized transaction.

Article 25 Where a company acquires shares of the Company for the reasons of Article 23 (1) and (2) of these Articles of Association, it shall be subject to a resolution of the General Meeting of Shareholders. Where a company acquires shares of the Company as a result of the circumstances stipulated in Article 23 (3), (5) and (6) of these Articles of Association, it may, in accordance with the provisions of these Articles of Association or the authorization of the general meeting of shareholders, implement them after the adoption of the resolution of the board of directors attended by more than [***] of the directors, without the need for a general meeting of shareholders.

If the acquisition of shares of the Company by a company in accordance with Article 23 is a case of Item (1), it shall be cancelled within 10 days from the date of the acquisition; if it is in the case of item (2) or (4), it shall be transferred or cancelled within six months; and if it is in the case of item (3), item (5) or (vi), the total number of shares held by the Company shall not exceed 10% of the total number of shares issued by the Company and shall not be transferred or cancelled within three years.

Section III Transfer of shares

Article 26. Shares held by shareholders may be transferred in accordance with the law.

Article 27. The company shall not accept the shares of the company as the subject matter of the pledge right.

Article 28. The shares of the Company held by the promoter shall not be transferred within [***] from the date of the establishment of the Company.

Shares issued before the company ‘s public offering shall not be transferred within [***] from the date on which the company ‘s shares are listed and traded on the stock exchange. Where a shareholder of a company voluntarily undertakes to lock up his shares, he shall not transfer his shares in the company during the lock-up period.

The directors, supervisors and senior managers of the company shall declare to the company the shares of the Company held and their changes, and the shares transferred each year during their term of office shall not exceed [***] of the total number of shares held by the company; The above-mentioned persons shall not transfer their shares in the Company within [***] after their separation from service.

Article 29. A director, supervisor, senior manager or shareholder holding more than 5% of the company ‘s shares shall sell the shares of the Company held by the Company within 6 months after the purchase, or buy them again within 6 months after the sale, and the proceeds shall be owned by the Company, and the Board of Directors of the Company shall recover the proceeds.

If the board of directors of the company does not execute in accordance with the provisions of the preceding paragraph, the shareholders shall have the right to request the board of directors to execute within 30 days. If the board of directors of the company fails to execute within the above-mentioned time limit, the shareholders shall have the right to bring a suit directly in the people ‘s court in their own name for the benefit of the company.

If the board of directors of the company does not execute in accordance with the provisions of paragraph 1, the responsible directors shall bear joint and several liabilities in accordance with the law.

Chapter V Shareholders ‘ and Shareholders ‘ Meeting

Section 1 Shareholders

Article 30. A company shall establish a register of shareholders in accordance with the law, which is sufficient evidence to prove that the shareholders hold shares of the company. Shareholders shall enjoy rights and obligations according to the type of shares they hold, and shareholders who hold the same shares shall enjoy the same rights and assume the same obligations.

Article 31. Shareholders of a company shall enjoy the following rights:

(1) to obtain dividends and other forms of distribution of benefits in accordance with the shares of shares held by them;

(2) Requesting, convening, presiding over, participating in or appointing an agent of the shareholders to attend the general meeting of shareholders in accordance with the law, and exercising the corresponding voting rights;

(3) to supervise the operation of the company, make suggestions or questions;

(4) transferring, giving or pledging the shares held by them in accordance with the provisions of laws, administrative regulations and these Articles of Association;

(5) Consult these Articles of Association, the register of shareholders, the corporate bond stubs, the minutes of the meeting of the shareholders ‘ meeting, the resolutions of the meeting of the board of directors, the resolutions of the meeting of the supervisory board and the financial and accounting reports;

(6) When the company terminates or liquidates, it shall participate in the distribution of the remaining property of the company in accordance with its share of shares;

(7) Shareholders who object to the resolution on merger and division of the company made by the general meeting of shareholders shall request the company to acquire its shares;

(8) Laws, administrative regulations, departmental regulations or other rights stipulated in these Articles of Association.

Article 32. If a shareholder submits to consult the relevant information mentioned in the preceding article or requests information, he shall provide the company with written documents proving the type of shares he holds in the company and the number of shares held, which the company shall provide upon verification of the identity of the shareholders in accordance with the requirements of the shareholders.

Article 33. If the contents of the resolutions of the general meeting of shareholders and the board of directors of a company violate laws and administrative regulations, the shareholders shall have the right to request the people ‘s court to find the case invalid.

If the procedures for convening a meeting of the general meeting of shareholders or the board of directors or the voting method violate laws, administrative regulations or these articles of association, or if the contents of the resolution violate these articles of association, the shareholders shall have the right to request the people ‘s court to revoke them within 60 days from the date of the resolution.

Article 34. If a director or senior manager, in the performance of his duties,

violates the provisions of laws, administrative regulations or these Articles of Association and causes losses to the company, the shareholders who hold more than 1% of the shares of the company alone or in total for more than 180 consecutive days shall have the right to request in writing that the Supervisory Board bring a suit in a people ‘s court;

If the Supervisory Board or the Board of Directors refuses to bring a suit after receiving a written request from the shareholders mentioned in the preceding paragraph, or does not file a lawsuit within 30 days from the date of receipt of the request, or if the urgent or non-immediate filing of a lawsuit will cause irreparable harm to the interests of the company, the shareholders mentioned in the preceding paragraph shall have the right to bring a suit directly in the people ‘s court in their own name for the benefit of the company.

If another person infringes upon the lawful rights and interests of the company and causes losses to the company, the shareholders stipulated in the first paragraph of this Article may bring a suit in a people ‘s court in accordance with the provisions of the preceding two paragraphs.

Article 35. If a director or senior manager, in violation of laws, administrative regulations or the provisions of these Articles of Association, harms the interests of shareholders, the shareholders may bring a suit in a people ‘s court.

Article 36. Shareholders of a company shall undertake the following obligations:

(1) Complying with laws, administrative regulations and these Articles of Association;

(2) paying the shares in accordance with the shares subscribed for and the way in which they are incorporated;

(3) No shares may be withdrawn except in the circumstances stipulated by laws and regulations;

(4) The rights of shareholders shall not be abused to harm the interests of the company or other shareholders; the independent status of the legal person of the company and the limited liability of shareholders shall not be abused to the detriment of the interests of the creditors of the company.

If a shareholder of a company abuses his rights to cause losses to the company or other shareholders, he shall be liable for compensation in accordance with the law.

If the shareholders of a company abuse the independent status of the legal person of the company and the limited liability of the shareholders, evade the debts and seriously harm the interests of the creditors of the company, they shall bear joint and several liabilities for the debts of the company.

(5) Other obligations under laws, administrative regulations and these Articles of Association.

Article 37. If a shareholder holding more than 5% of the voting shares of a company pledges his shares, he shall make a written report to the company from the date of the occurrence of the fact.

Article 38. A company may not provide funds, goods, services or other assets to shareholders or actual controllers without compensation; it may not provide funds, goods, services or other assets to shareholders or actual controllers on manifestly unfair terms; and it may not provide funds or commodities to shareholders or actual controllers who are clearly insolvent Services or other assets; shall not provide security for shareholders or actual controllers who are manifestly insolvent, or provide guarantees for shareholders or actual controllers without valid reasons; and shall not waive claims or assume the debts of shareholders or actual controllers without valid reasons. Transactions in the provision of funds, goods, services or other assets between the company and shareholders or actual controllers shall be carried out in strict accordance with the decision-making system on related transactions, and the relevant directors and associated shareholders shall avoid voting.

The controlling shareholder and actual controller of the company shall not use their association to harm the interests of the company. If the violation of the provisions causes losses to the company, it shall be liable for compensation.

The controlling shareholders and actual controllers of the company have an obligation of good faith to the company and other shareholders of the company. The controlling shareholder shall exercise the rights of the funder strictly in accordance with the law, and the controlling shareholder shall not use profit distribution, asset reorganization, foreign investment, capital occupation, loan guarantee or other means to harm the legitimate rights and interests of the company and other shareholders, nor may he use his controlling position to harm the interests of the company and other shareholders.

Directors, supervisors and senior managers shall maintain the safety of the company ‘s funds, and when the directors and senior managers of the company assist and condone the encroachment of the controlling shareholders and their affiliated enterprises on the assets of the company, the board of directors of the company shall, depending on the seriousness of the circumstances, punish the person directly responsible and remove the directors who bear serious responsibilities.

Section II General provisions of the General Meeting of Shareholders

Article 39. The General Meeting of Shareholders is the authority of the company and exercises the following functions and powers in accordance with the law:

(1) To determine the company ‘s business policy and investment plan;

(2) electing and replacing directors, supervisors who are not represented by employees, and deciding on matters relating to the remuneration of directors and supervisors;

(3) To consider and approve the report of the board of directors;

(4) To consider and approve the report of the Supervisory Board;

(5) To consider and approve the company ‘s annual financial budget plan and final accounts plan;

(6) To consider and approve the company ‘s profit distribution plan and make up for the loss;

(7) making a resolution on the increase or decrease of the registered capital of the company;

(8) making a resolution on the issuance of corporate bonds;

(9) To make a resolution on the merger, division, dissolution, liquidation or change of the form of the company;

(10) Amending these Articles of Association;

(11) to make a resolution on the employment and dismissal of an accounting firm by the company;

(12) To consider and approve the security matters stipulated in Article 40 of these Articles of Association;

(13) to consider matters in which the purchase or sale of material assets or the amount of the guarantee exceeds 30% of the company ‘s total audited assets in the most recent period within one year;

(14) To consider and approve transactions in which the amount of transactions between the Company and its affiliates (except for the provision of guarantees) accounts for more than 1% of the company ‘s total audited assets and exceeds 30 million yuan, except for those transactions that are exempted from consideration in accordance with the Company ‘s related transaction management system in accordance with the relevant transactions;

(15) To consider and approve the transactions stipulated in Article 41 of these Articles of Association;

(16) To consider the equity incentive plan;

(17) To consider and approve the change of the use of the funds raised;

(18) To consider laws, administrative regulations, departmental regulations or other matters which, as stipulated in these Articles of Association, should be decided by the general meeting of shareholders.

Article 40. The following acts of external guarantee of a company shall be subject to consideration and adoption by the general meeting of shareholders:

(1) The amount of a single guarantee exceeds 10% of the company ‘s audited net assets in the most recent period;

(2) the total amount of external guarantees provided by the Company and its controlling subsidiaries, exceeding any guarantee provided after 50% of the Company ‘s audited net assets in the most recent period;

(3) guarantees provided to the object of the guarantee with an asset-liability ratio of more than 70%;

(4) the total amount of the company ‘s external guarantee, which has reached or exceeded 30% of the total assets audited in the most recent period;

(5) Guarantees provided to related parties.

When the General Meeting of Shareholders considers a motion to provide security to the shareholders, the actual controller and his related parties, the shareholder or the shareholders under the control of the actual controller shall not participate in the vote, which shall be adopted by more than half of the voting rights held by other shareholders attending the general meeting. When the General Meeting of Shareholders considers the security matters in subparagraph (4) of the preceding paragraph, it shall be adopted by more than [***] of the voting rights held by the shareholders present at the meeting.

Article 41. If a transaction occurring by a company (except for transactions providing guarantees and transactions within the scope of day-to-day operations) meets one of the following criteria, it shall be subject to consideration and adoption by the general meeting of shareholders:

(1) The total amount of assets involved in the transaction (whichever is both book value and valuation value) accounts for more than 50% of the company ‘s total audited assets in the most recent period;

(2) the underlying transaction (e.g. equity) accounts for more than 50% of the company ‘s audited operating income in the most recent fiscal year, and the absolute amount exceeds 50 million yuan;

(3) The net assets of the most recent fiscal year under the subject matter of the transaction (e.g. equity) accounted for more than 50% of the company ‘s audited net assets in the most recent period;

(4) the net profit related to the subject matter of the transaction (e.g. equity) in the most recent fiscal year accounts for more than 50% of the audited net profit of the company in the most recent fiscal year, and the absolute amount exceeds 5 million yuan;

(5)The transaction amount (including the obligations and expenses incurred) of the transaction accounts for more than 50% of the company ‘s audited net assets in the latest period;
(6)The profit generated by the transaction accounts for more than 50% of the company ‘s audited net profit in the most recent fiscal year, and the absolute amount exceeds 5 million yuan.

If the data involved in the above indicator calculation is negative, its absolute value is calculated.

Article 42. The general meeting of shareholders shall be divided into the annual general meeting of shareholders and the interim general meeting of shareholders. The annual general meeting of shareholders shall be held once a year and shall be held within [***] after the end of the previous fiscal year.

Article 43. If one of the following circumstances occurs, the company shall convene an interim general meeting of shareholders within 2 months from the date of the fact:

(1) When the number of directors is less than two-thirds of the number stipulated in these Articles of Association;

(2) When the company ‘s uncompensated losses amount to one third of the total paid-in share capital;

(3) When requested by shareholders who hold more than 10% of the shares of the company alone or in total;

(4) If the board of directors deems it necessary;

(5) When the Supervisory Board proposes to convene;

(6) Laws, administrative regulations, departmental regulations or other circumstances as stipulated in these Articles of Association.

Article 44. The place where the company convenes a general meeting of shareholders shall be the meeting room of the company ‘s domicile or the meeting place clearly recorded in the notice of the meeting. If there is any change in the venue of the meeting of the general meeting of shareholders, it shall be made clear in the notice of the meeting.

Section III Convening of the General Meeting of Shareholders

Article 45. An independent director shall have the right to propose to the board of directors the convening of an interim general meeting of shareholders, and shall submit it to the board of directors in writing. For an independent director ‘s proposal to convene an interim general meeting of shareholders, the directors ‘ meeting shall, in accordance with the provisions of laws, administrative regulations and these Articles of Association, give written feedback agreeing or disagreeing to the convening of an interim general meeting within 10 days of receipt of the proposal.

If the board of directors agrees to convene an interim general meeting of shareholders, it shall issue a notice of the convening of the general meeting of shareholders within 5 days after the resolution of the board of directors;

Article 46. The Supervisory Board shall have the right to propose to the Board of Directors the convening of an interim general meeting of shareholders and shall submit it to the Board of Directors in writing. The board of directors shall, in accordance with the provisions of laws, administrative regulations and these Articles of Association, submit written feedback on giving consent or disagreement to the convening of an interim general meeting of shareholders within 10 days of receipt of the proposal.

If the board of directors agrees to convene an interim general meeting of shareholders, it shall, within 5 days after the resolution of the board of directors, issue a notice of the convening of the general meeting of shareholders, and the notice of the changes originally proposed shall be subject to the consent of the supervisory board.

If the board of directors does not agree to convene an interim general meeting of shareholders or fails to give feedback within 10 days after receiving the proposal, it shall be deemed that the board of directors is unable or fails to perform its duty of convening a meeting of shareholders, and the supervisory board may convene and preside over it on its own.

Article 47. Shareholders who hold more than 10% of the shares of the company alone or in total shall have the right to request the convening of an interim general meeting of shareholders to the board of directors, and shall submit it to the board of directors in writing. The Board of Directors shall, in accordance with the provisions of laws, administrative regulations and these Articles of Association, submit written feedback on giving consent or disagreement to the convening of an interim general meeting of shareholders within 10 days of receipt of the request.

If the board of directors agrees to convene an interim general meeting of shareholders, it shall, within 5 days after the resolution of the board of directors, issue a notice of the convening of the general meeting of shareholders, and the change of the original request shall be approved by the relevant shareholders.

If the board of directors does not agree to convene an interim general meeting of shareholders or fails to give feedback within 10 days of receiving the request, the shareholders who hold more than 10% of the shares of the company alone or in total shall have the right to propose to the supervisory board the convening of an interim general meeting of shareholders, and shall make a request to the board of supervisors in writing.

If the Supervisory Board agrees to convene an interim general meeting of shareholders, it shall, within 5 days of receipt of the request, issue a notice of the convening of the general meeting of shareholders, and obtain the consent of the relevant shareholders for the change of the original proposal.

If the Supervisory Board fails to issue notice of the general meeting of shareholders within the prescribed time limit, it shall be deemed that the Supervisory Board shall not convene and preside over the general meeting of shareholders, and the shareholders who hold more than 10% of the shares of the company alone or in total for more than 90 consecutive days may convene and preside over it themselves.

Article 48. If the supervisory board or shareholders decide to convene a general meeting of shareholders on their own, they shall notify the board of directors in writing.

The board of directors and the secretary of the board of directors will cooperate and provide the necessary support for the general meeting of shareholders convened by the supervisory board or the shareholders themselves.

The expenses necessary for the meeting of the board of supervisors or the shareholders ‘ self-convened general meeting shall be borne by the company.

Section IV Proposals and Notices of the General Meeting of Shareholders

Article 49. The contents of the proposal shall fall within the terms of reference of the general meeting of shareholders, have clear issues and specific resolutions, and comply with the relevant provisions of laws, administrative regulations and these Articles of Association.

Article 50. When a company convenes a general meeting of shareholders, the board of directors, the board of supervisors and the shareholders who hold more than 3% of the shares of the company alone or in total shall have the right to submit proposals to the company.

Shareholders who hold more than 3% of the shares of the company individually or in total may submit interim proposals and submit them to the convenor in writing 10 days before the general meeting of shareholders. The convenor shall notify other shareholders of the contents of the interim proposal within 2 days of receipt of the proposal.

Except as provided in the preceding paragraph, the convenor shall not modify or add new proposals as set out in the notice of the general meeting of shareholders after giving notice of the general meeting of shareholders.

If a proposal is not listed in the notice of the general meeting of shareholders or does not conform to the provisions of the preceding article, the general meeting of shareholders shall not vote and make a resolution.

Article 51. The convenor shall notify the shareholders in writing 20 days before the annual general meeting of shareholders, and the interim general meeting of shareholders shall notify the shareholders in writing 15 days before the meeting.

Article 52. The notice of the general meeting of shareholders includes the following:

(1) The time, place and duration of the meeting;

(2) Matters and proposals submitted to the Meeting for consideration;

(3) To state in clear words that all shareholders have the right to attend the general meeting of shareholders and may entrust the agent in writing to attend the meeting and vote, and the shareholder ‘s agent shall not be a shareholder of the company;

(4) The name and telephone number of the permanent contact person for the meeting.

The notice of the general meeting of shareholders and the supplementary notice will fully and completely disclose the specifics of all proposals and all the information or explanations necessary to enable shareholders to make reasonable judgments on the matters to be discussed. Where the matters to be discussed require the opinion of an independent director, the opinions and reasons of the independent director will be disclosed at the same time when notice or supplementary notice of the general meeting of shareholders is given.

Article 53. If the General Meeting of Shareholders intends to discuss the election of directors and supervisors, the detailed information of the candidates for directors and supervisors shall be fully disclosed in the notice of the General Meeting of Shareholders, including at least the following:

(1) Personal circumstances such as educational background, work experience, part-time work, etc.;

(2) whether there is a relationship with the Company or its controlling shareholders and actual controllers;

(3) the number of shares held in the Company;

(4) Whether or not the CSRC and other relevant departments have been punished and the stock exchange has been disciplined.

Except for the election of directors and supervisors by cumulative voting system, each candidate for director or supervisor shall put forward a single proposal.

Article 54. After the notice of the general meeting of shareholders has been given, the general meeting of shareholders shall not be postponed or cancelled without valid reasons, and the proposals set out in the notice of the general meeting of shareholders shall not be cancelled. In the event of an extension or cancellation, the convenor shall state the reasons at least 2 working days prior to the scheduled convening date.

Section V The convening of the General Meeting of Shareholders

Article 55. The board of directors and other convenors of the Company shall take the necessary measures to ensure the normal order of the general meeting of shareholders. For acts that interfere with the general meeting of shareholders, provoke quarrels or infringe upon the legitimate rights and interests of shareholders, measures will be taken to stop them and promptly report them to the relevant departments for investigation and punishment.

Article 56. All shareholders or their agents registered in the register of shareholders shall have the right to attend the general meeting of shareholders and exercise their voting rights in accordance with the relevant laws, regulations and these Articles of Association.

Shareholders may attend the general meeting in person or entrust an agent to attend and vote on their behalf.

Article 57. If an individual shareholder attends the meeting in person, he shall present his or her identity card or other valid document or certificate indicating his identity; if he entrusts to represent another person to attend the meeting, he shall present his or her valid identity document and the power of attorney of the shareholder.

The shareholders of legal persons shall attend the meeting by the legal representative or the agent entrusted by the legal representative. Where a legal representative attends a meeting, he shall present his or her identity card and a valid certificate that proves his or her qualification as a legal representative; if the agent is entrusted to attend the meeting, the agent shall present his or her identity card and the legal representative of the legal representative of the shareholder unit of the legal person shall produce a written power of attorney issued in accordance with the law.

Article 58. The power of attorney issued by a shareholder to entrust another person to attend the general meeting of shareholders shall contain the following:

(1) the name of the agent;

(2) whether it has the right to vote;

(3) Instructions to vote in favor, against or abstaining on each consideration on the agenda of the general meeting of shareholders;

(4) the date and validity period of the power of attorney;

(5) The client signs (or seals). If the principal is a shareholder of a legal person, the seal of the legal entity shall be stamped.

Article 59. The power of attorney shall indicate whether the shareholder ‘s agent can vote according to his own meaning if the shareholder does not give specific instructions.

Article 60. If the proxy voting power of attorney is signed by authorized by the principal, the power of attorney or other authorization documents signed by the agent shall be notarized. Notarized power of attorney or other authorization documents and voting agent power of attorney shall be placed elsewhere as specified in the company ‘s residence or notice of convening a meeting.

If the principal is a legal person, the legal representative or the person authorized by the resolution of the board of directors or other decision-making bodies shall attend the shareholders ‘ meeting of the company as a representative.

Article 61. The register of meetings of persons attending meetings shall be produced by the company. The register of meetings contains the names (or unit names), identity card numbers, address of residence, amount of shares held or represented by the voting rights, names of the agents (or unit names) and so on.

Article 62. When the general meeting of shareholders is held, all directors, supervisors and secretaries of the board of directors of the company shall attend the meeting, and the general manager and other senior managers shall attend the meeting.

Article 63. The general meeting of shareholders shall be presided over by the chairman of the board of directors. If the chairman of the board of directors is unable to perform his duties or fails to perform his duties, he shall be presided over by a director jointly elected by more than half of the directors.

The general meeting of shareholders convened by the supervisory board shall be presided over by the chairman of the supervisory board. If the chairman of the supervisory board is unable to perform his duties or fails to perform his duties, he shall be presided over by a supervisor jointly elected by more than half of the supervisors.

The shareholders ‘ general meeting convened by the shareholders themselves shall be presided over by the representative elected by the convenor.

If the presiding officer of the meeting violates the rules of procedure and prevents the shareholders ‘ meeting from continuing, the shareholders ‘ meeting may, with the consent of a majority of the shareholders present at the shareholders ‘ meeting, elect one person to serve as the presiding officer of the meeting and continue the meeting.

Article 64. The Company shall formulate the rules of procedure for the general meeting of shareholders and specify in detail the procedures for the convening and voting of the general meeting of shareholders, including notice, registration, consideration of proposals, voting, counting of votes, announcement of voting results, formation of resolutions of meetings, minutes of meetings and their signatures and announcements, as well as the principles of authorization of the general meeting of shareholders to the board of directors, the contents of which shall be clear and specific. The rules of procedure of the general meeting of shareholders shall be formulated by the board of directors and approved by the general meeting of shareholders as an annex to the articles of association.

Article 65. At the annual general meeting of shareholders, the board of directors and the board of supervisors shall report to the general meeting of shareholders on their work in the past year. Each independent director shall also make a report.

Article 66. Directors, supervisors and senior managers shall explain and explain the questions and suggestions of shareholders at the general meeting of shareholders.

Article 67. The presiding officer of a meeting shall announce before the vote the number of shareholders and agents present at the meeting and the total number of shares held in the voting rights, and the number of shareholders and agents present at the meeting and the total number of shares held in the voting rights shall be subject to the registration of the meeting.

Article 68. The minutes of the general meeting of shareholders shall be recorded and shall be the responsibility of the secretary of the board of directors. The minutes of the meeting record the following:

(1) the time, place, agenda and name of the convenor of the meeting;

(2) The names of the presiding officers of the meeting and the directors, supervisors, general managers and other senior managers present or present at the meeting;

(3) the number of shareholders and agents present at the meeting, the total number of voting shares held and the proportion of the total number of shares in the company;

(4) The consideration of each proposal, the main points of statement and the results of the vote;

(5) the shareholders ‘ inquiry opinions or suggestions and the corresponding replies or explanations;

(6) The name of the teller and supervisor;

(7) The provisions of these Articles of Association shall be included in the other contents of the minutes of the meeting.

Article 69. The convenor shall ensure that the contents of the minutes of the meeting are true, accurate and complete. The directors, supervisors, secretaries of the board of directors, convenors or their representatives or meeting presiding officers attending the meeting shall sign the minutes of the meeting. The minutes of the meeting shall be kept together with the signature book of the shareholders present and the power of attorney of the agent present for a period of ten years.

Article 70. The convenor shall ensure that the general meeting of shareholders shall be held continuously until a final resolution is reached. If the general meeting of shareholders is suspended or unable to make a resolution due to special reasons such as force majeure, the necessary measures shall be taken to resume the general meeting of shareholders or directly terminate the general meeting of shareholders as soon as possible.

Section 6 Voting and resolutions of the General Meeting of Shareholders

Article 71. Resolutions of the General Meeting of Shareholders shall be divided into ordinary resolutions and special resolutions.

An ordinary resolution made by the general meeting of shareholders shall be adopted by [***] of the voting rights held by the shareholders (including the shareholders ‘ agents) attending the general meeting of shareholders.

A special resolution shall be adopted by more than [***] of the voting rights held by the shareholders (including the shareholders ‘ agents) attending the general meeting.

Article 72. The following matters shall be adopted by special resolution of the General Meeting of Shareholders:

(1) The company increases or decreases its registered capital;

(2) Merger, division, dissolution and liquidation of the company;

(3) Amending these Articles of Association;

(4) If the purchase or sale of material assets or the amount of the guarantee exceeds 30% of the company ‘s total audited assets in the most recent period within one year;

(5) Equity incentive plan;

(6) As stipulated in laws, administrative regulations or these Articles of Association, and other matters that the General Meeting of Shareholders has determined by ordinary resolutions that will have a significant impact on the Company and which need to be adopted by special resolution.

Article 73. Except for the special resolution provided for in Article 70, other matters considered by the General Meeting of Shareholders shall be adopted by ordinary resolutions.

Article 74. Shareholders (including shareholders ‘ agents) shall exercise their right to vote on the amount of voting shares they represent, and shall have one vote on each share.

The shares of the Company held by the Company have no voting rights and that portion of the shares shall not be included in the total number of voting shares at the General Meeting of Shareholders.

Article 75. When the General Meeting of Shareholders considers matters relating to related transactions, the associated shareholders shall not participate in the voting, and the number of voting shares represented by them shall not be included in the total number of valid votes;

Article 76. Except in exceptional circumstances such as a crisis in which the company is in crisis, the company shall not enter into a contract with any person other than the directors, general managers and other senior managers to entrust the management of all or important business of the company to the person responsible for it, without the approval of a special resolution of the general meeting of shareholders.

Article 77. The list of candidates for directors and supervisors shall be submitted to the general meeting of shareholders for a vote in the form of a proposal.

When the general meeting of shareholders votes on the election of more than two directors and supervisors, a cumulative voting system shall be applied; if the general meeting of shareholders elects directors by cumulative vote, the votes of independent directors and non-independent directors shall be held separately. The aforementioned cumulative voting system means that when a general meeting of shareholders elects directors or supervisors, each share has the same voting rights as the number of directors or supervisors to be elected, and the voting rights owned by shareholders may be used centrally. The elected directors and supervisors shall be determined by the number of directors and supervisors to be elected in turn by the person with the higher votes.

The board of directors shall notify the shareholders of the resumes and basic conditions of the candidate directors and supervisors.

Article 78. In addition to the cumulative voting system, the general meeting of shareholders shall vote on all proposals item by item, and if there are different proposals on the same matter, they shall vote in the chronological order in which the proposals are submitted. Except for special reasons such as force majeure, which cause the general meeting of shareholders to suspend or fail to make a resolution, the general meeting of shareholders will not hold or vote on the proposal.

Article 79. When considering a proposal at the general meeting of shareholders,

the proposal shall not be amended, otherwise, the change shall be regarded as a new proposal and cannot be voted on at the current general meeting of shareholders.

Article 80. The general meeting of shareholders shall vote by secret ballot.

Article 81. Before the general meeting of shareholders votes on a proposal, two representatives of shareholders shall be elected to participate in the counting and supervision of the votes. Where the matters under consideration have an interest in the shareholders, the relevant shareholders and agents shall not participate in the counting or supervision of the votes.

When voting on a proposal at the general meeting of shareholders, the representatives of shareholders and supervisors shall jointly be responsible for the counting and supervision of the votes, and the results of the vote shall be announced on the spot, and the voting results of the resolution shall be recorded in the minutes of the meeting.

Article 82. The presiding officer of the meeting shall announce the voting status and results of each proposal and, on the basis of the results of the vote, announce whether the proposal has been adopted.

Before the results of the voting are officially announced, the relevant parties, such as the company, teller, supervisor and major shareholder involved in the on-site or other voting method of the general meeting of shareholders, shall have the obligation of confidentiality with regard to the voting situation.

Article 83. A shareholder attending a general meeting of shareholders shall express one of the following opinions on the proposal submitted for a vote: agree, object to or abstain.

Unfilled, misfilled, illegible ballots and undetexible ballots shall be deemed to have been waived by the voter, and the result of the vote on the number of shares held shall be counted as  “abstention. “

Article 84. If the presiding officer of the meeting has any doubts about the results of the resolution submitted for voting, he may count the votes of the organizations voting, and if the presiding officer of the meeting fails to count the votes, the shareholders or the representatives of the shareholders present at the meeting who have any objection to the announcement of the results of the meeting shall have the right to request the counting of votes immediately after the announcement of the results of the vote, and the presiding officer of the meeting shall immediately organize the counting of votes.

Article 85. The resolution of the General Meeting of Shareholders shall set out the number of shareholders and agents present at the meeting, the total number of shares held in voting rights and the proportion of the total number of voting shares of the company, the voting method, the voting results of each proposal and the details of the resolutions adopted.

If the proposal is not adopted, or if the resolution of the previous general meeting of shareholders is changed at the current general meeting, special prompt shall be given in the resolution of the general meeting of shareholders.

Article 86. If the general meeting of shareholders approves a proposal for the election of directors and supervisors, the time of appointment of a new director or supervisor shall be calculated from the date when the general meeting of shareholders makes a resolution on the election of directors and supervisors, and until the expiration of the term of office of the board of directors and the board of supervisors of that term.

Article 87. If the general meeting of shareholders approves a proposal for the transfer of cash, the delivery of shares or the transfer of capital accumulation into a capital increase, the company shall implement the specific plan within 2 months after the end of the general meeting of shareholders.

Chapter 6 Board of Directors

Section 1 Directors

Article 88. A director of a company who is a natural person may not serve as a director of a company if he has one of the following circumstances:

(1) having no capacity for civil conduct or limiting capacity for civil conduct;

(2) Sentenced to a penalty for embezzlement, bribery, embezzlement of property, misappropriation of property or undermining the order of the socialist market economy, the period of execution shall not exceed five years, or the period of execution shall not exceed five years, or the period of execution shall not exceed five years;

(3) If a company or enterprise that acts as a director or director or general manager of a bankruptcy liquidation is personally responsible for the bankruptcy of the company or enterprise, it shall not have more than three years from the date on which the bankruptcy liquidation of the company or enterprise is completed;

(4) Acting as the legal representative of a company or enterprise whose business license has been revoked or ordered to close down for violating the law, and who has personal responsibility, has not been in business license for more than 3 years since the date when the company or enterprise was revoked;

(5) The debts of individuals with large amounts are due and outstanding;

(6) Being punished by the CSRC for entering the securities market for a period of less than the time limit;

(7) To be subject to administrative punishment by the CSRC within the last three years;

(8) Being publicly condemned by the stock exchange or criticized more than three times in the last three years;

(9) Being publicly determined by the stock exchange to be unfit to serve as a director of a company;

(10) failing to ensure that sufficient time and energy are invested in the affairs of the company during the term of office to effectively perform the duties of the directors;

(11) Other contents stipulated in laws, administrative regulations or departmental regulations.

If a director is elected or appointed in violation of the provisions of this Article, the election, appointment or appointment shall be null and void. If a director has such a situation during his term of office, the company shall remove him from his post.

Article 89. Directors shall be elected or replaced by the general meeting of shareholders for a term of three years. Upon the expiration of the term of office of the Director, he may be re-elected. A director may not be removed from office by the general meeting of shareholders for no reason before the expiration of his term of office.

The term of office of the directors shall be calculated from the date of appointment until the expiration of the term of office of the current Board of Directors. If the term of office of the director is not re-elected in time, the former director shall perform his duties as a director in accordance with the provisions of laws, administrative regulations, departmental regulations and these Articles of Association before the re-elected director takes office.

A director may be concurrently held by the general manager or other senior managers, but the total number of directors holding the position of general manager or other senior management shall not exceed one-half of the total number of directors of the company.

Article 90. Directors shall abide by laws, administrative regulations and these Articles of Association and shall have the following duties of loyalty to the company:

(1) May not use his power to accept bribes or other illegal income, and may not encroach on the property of the company;

(2) No misappropriation of company funds;

(3) The assets or funds of the company shall not be stored in an account opened in the name of one person or another person;

(4) Shall not, in violation of the provisions of these Articles of Association, lend the company ‘s funds to others or provide guarantees to others on the property of the company without the consent of the general meeting of shareholders or the board of directors;

(5) No contract or transaction with the company may be concluded in violation of the provisions of these Articles of Association or without the consent of the general meeting of shareholders;

(6) Without the consent of the general meeting of shareholders, may not take advantage of the convenience of his position to obtain business opportunities for himself or others that should belong to the company, self-employed or for others to conduct business of the same kind as the company;

(7) May not accept commissions for transactions between others and the company as their own;

(8) The company secrets shall not be disclosed without authorization;

(9) No related relationship shall be used to harm the interests of the company;

(10) Laws, administrative regulations, departmental regulations and other duties of loyalty as stipulated in these Articles of Association.

The income earned by the directors in violation of these provisions shall be owned by the company;

Article 91. Directors shall abide by laws, administrative regulations and these Articles of Association and shall have the following duties of diligence to the company:

(1) The rights conferred by the company shall be exercised with care, seriousness and diligence in order to ensure that the company ‘s business conduct complies with the requirements of national laws, administrative regulations and the economic policies of the State, and that the commercial activities do not exceed the scope of business stipulated in the business license;

(2) All shareholders should be treated fairly;

(3) To keep abreast of the company ‘s business management;

(4) A written confirmation opinion shall be signed on the periodic report of the company to ensure that the information disclosed by the company is true, accurate and complete, and that it may not be entrusted to others to sign it or refuse to sign it for any reason;

(5) The relevant information and information shall be truthfully provided to the Supervisory Board, and shall not prevent the Supervisory Board or the Supervisory Board from exercising its functions and powers;

(6) Laws, administrative regulations, departmental regulations and other duties of diligence as stipulated in these Articles of Association.

Article 92. If a director fails to attend in person twice in a row and does not entrust other directors to attend a meeting of the board of directors, he shall be deemed unable to perform his duties, and the board of directors shall recommend that the general meeting of shareholders be replaced.

Article 93. A director may submit his resignation before the expiration of his term of office. The resignation of the director shall be submitted to the board of directors in writing.

The resignation of a director shall take effect from the time the resignation report reaches the Board of Directors, un addition to the following:

(1) The resignation of the director causes the board members to fall below the statutory minimum number;

(2) The resignation of an independent director results in the number of independent directors being less than one third of the board members or the absence of accounting professionals among the independent directors.

In the above cases, the resignation report shall not take effect until the next director fills the vacancy arising from his resignation. Until the resignation report has entered into force, the directors who intend to resign shall continue to perform their duties in accordance with the relevant laws, administrative regulations and articles of association.

In the event of a second paragraph, the company shall complete the by-election within 2 months.

The director shall state in the resignation report the time of resignation, the reasons for his resignation, the position he resigned from, whether he will continue to serve in the company after his resignation (e.g., to continue in office, indicating the continuation of his or her employment).

Article 94. When a director resigns or his term of office expires, he shall complete all transfer formalities with the board of directors, and his duty of loyalty to the company and its shareholders shall not be lifted without course after the end of his term of office, and shall remain valid for a reasonable period of time stipulated in these Articles of Association;

Article 95. No director may act on behalf of the company or the board of directors in his own name without the provisions of these Articles of Association or the lawful authorization of the board of directors. When a director acts in his or her own name, the third party will reasonably believe that the director should state his position and identity in advance if he or she acts on behalf of the company or the board of directors.

Article 96. If a director, in the performance of his duties, violates the provisions of laws, administrative regulations, departmental rules or these Articles of Association and causes losses to the company, he shall be liable for compensation.

Article 97. Independent directors shall be executed in accordance with the relevant provisions of laws, administrative regulations and departmental regulations.

Section II Board of Directors

Article 98. A company shall have a board of directors and shall be responsible for the general meeting of shareholders.

Article 99. The board of directors shall consist of [***] directors, one chairman and [***] independent directors.

Article 100. The board of directors exercises the following functions and powers:

(1) convening a general meeting of shareholders and reporting to the general meeting of shareholders;

(2) the implementation of the resolution of the general meeting of shareholders;

(3) To decide on the company ‘s business plan and investment plan;

(4) to formulate the company ‘s annual financial budget plan and final accounts plan;

(5) to formulate the profit distribution plan of the company and make up for the loss;

(6) to formulate plans for the company to increase or decrease its registered capital, issue bonds or other securities and list;

(7) to formulate a plan for the Company ‘s major acquisition, repurchase of the Company ‘s shares or merger, separation, dissolution and change of the company ‘s form;

(8) To decide, within the scope of the authorization of the general meeting of shareholders, the company ‘s foreign investment, acquisition and sale of assets, asset collateral, external guarantee matters, entrusted financial management, related transactions and other matters;

(9) Decide on the establishment of the internal management institutions of the company;

(10) to appoint or dismiss the general manager of the company or the secretary of the board of directors; to appoint or dismiss, on the nomination of the general manager, senior managers such as the deputy general manager and the finance director of the company, and to decide on their remuneration matters and reward and punishment matters;

(11) to formulate the company ‘s basic management system;

(12) to formulate a revised plan for the present Articles of Association;

(13) Managing the disclosure of information by the company;

(14) to request to the general meeting of shareholders to hire or replace an accounting firm audited by the company;

(15) To listen to the report of the general manager of the company and inspect the work of the general manager;

(16) Recommend the candidates for directors, supervisors and general managers of subsidiaries, holding subsidiaries and participating companies;

(17) Laws, administrative regulations, departmental regulations or other powers conferred by these Articles of Association.

Matters that exceed the scope of the authorization of the general meeting of shareholders shall be submitted to the general meeting of shareholders for consideration.

Directors, supervisors and senior managers shall avoid dealing with the Company. In the event of a transaction that does require a transaction to occur, the directors, supervisors and senior managers shall declare to the Board of Directors that the transaction is an associated transaction before entering into a contract or transaction with the Company, and submit a written statement on the necessity of the transaction, the basis for pricing and the fairness of the transaction price to ensure that the interests of the Company and all shareholders are not harmed.

Article 101. The board of directors of a company shall explain to the general meeting of shareholders the non-standard audit opinions issued by certified public accountants on the company ‘s financial reports.

Article 102. The board of directors shall formulate the rules of procedure of the board of directors to ensure that the board of directors implements the resolutions of the general meeting of shareholders, improves the efficiency of work and ensures scientific decision-making.

The rules of procedure of the board of directors provide for the procedure for the convening and voting of the board of directors, and the rules of procedure of the board of directors shall be formulated by the board of directors and approved by the general meeting of shareholders as an annex to the articles of association.

The Board of Directors has four special committees: the Strategic Committee, the Audit Committee, the Remuneration and Assessment Committee and the Nomination Committee.

Article 103. The board of directors shall determine the examination and decision-making procedures for foreign investment, acquisition and sale of assets, asset collateral, external guarantee matters, entrusted financial management and related transactions; major investment projects shall organize relevant experts and professionals to conduct the review and report them to the general meeting of shareholders for approval.

The General Meeting of Shareholders of the Company authorizes the Board of Directors of the Company to exercise the following functions and powers, and matters exceeding the authorization shall be submitted to the General Meeting of Shareholders for consideration and approval after they have been considered and approved by the Board of Directors:

(1) Foreign investment, purchase, sale of assets and other transactions

If the Company ‘s outbound investment, purchase, sale of assets and other transactions (except those within the scope of its daily operations) meet one of the following criteria, it shall be submitted to the Board of Directors for consideration:

(1) The total amount of assets involved in the transaction (whichever is higher if there is both carrying book value and evaluation value) accounts for more than 10% of the company ‘s total audited assets in the most recent period;

(2) the subject matter of the transaction (e.g. equity) accounts for more than 10% of the company ‘s audited operating income in the most recent fiscal year, and the absolute amount exceeds [***];

(3) The net assets of the most recent fiscal year under the subject matter of the transaction (e.g. equity) accounted for more than 10% of the company ‘s audited net assets in the most recent period;

(4) the net profit related to the subject matter of the transaction (e.g. equity) in the most recent fiscal year accounts for more than 10% of the audited net profit of the company in the most recent fiscal year, and the absolute amount exceeds [***];

(5) The transaction amount (including the obligations and expenses incurred) accounts for more than 10% of the company ‘s audited net assets in the latest period;

(6) The profit generated by the transaction accounts for more than 10% of the audited net profit of the company in the most recent fiscal year, and the absolute amount exceeds [***];

(7) Equity investment (including capital increase and equity transfer of the invested enterprise) and foreign fixed asset investment that does not meet the standards of Article 41 of these Articles of Association.

If the data involved in the above indicator calculation is negative, its absolute value is calculated.

(2) To consider and approve the following transactions between the Company and its affiliates (except for the provision of security):

(1) The company and the associated natural persons in the transaction amount of more than [***] related transactions;

(2) to consider and approve transactions between the company and related legal persons that account for more than 0.1% of the company ‘s total audited assets in the latest period, and exceed [***];

(3) Consideration of security matters other than those subject to approval by the General Meeting of Shareholders, and the approval of more than [***] of the directors attending the meetings of the Board of Directors.

Matters to be submitted to the general meeting of shareholders for consideration shall be submitted to the general meeting of shareholders for consideration and approval after consideration by the board of directors;

Article 104. The chairman of the board of directors shall be elected by a majority of all directors.

Article 105. The chairman of the board of directors exercises the following functions and powers:

(1) Presiding over the general meeting of shareholders and convening and presiding over the meetings of the board of directors;

(2) to supervise and inspect the implementation of the resolutions of the board of directors;

(3) Other powers and powers conferred by the board of directors.

Article 106. If the chairman of the board of directors is unable to perform his duties or fails to perform his duties, more than half of the directors shall jointly nominate a director to perform his duties.

Article 107. The board of directors shall hold at least [***], shall be convened by the chairman of the board of directors, and shall notify all the directors and supervisors in writing 10 days before the meeting.

Article 108. Shareholders representing more than one-tenth of the voting rights, more than one-third of the directors or the supervisory board may propose the convening of an interim meeting of the board of directors. The chairman of the board of directors shall convene and preside over the meeting of the board of directors within 10 days after receiving the proposal.

Article 109. The board of directors shall give three days ‘ notice in writing to convene an interim meeting of the board of directors,  except for the meeting of the interim board of directors held in exceptional or emergency circumstances and the meeting of the interim board of directors to vote by means of communication.

Article 110. Notice of  the meeting of the Board of Directors includes the following:

(1) the date and place of the meeting;

(2) The duration of the meeting;

(3) The subject matter and the subject matter;

(4) The date on which the notice is given.

Article 111. A meeting of the board of directors shall be held only when more than half of the directors are present. The voting on the resolution of the board of directors shall be carried out by one person and one vote.

A resolution made by the board of directors must be adopted by [***].

Article 112. Where a director is related to an enterprise involved in a resolution of a meeting of the board of directors, he shall not exercise his right to vote on the resolution or exercise his voting rights on be his bed on besite with other directors. The board meeting may be held in the presence of a majority of the unrelated directors, and the resolutions made at the board meeting shall be adopted by a majority of the unrelated directors. If the number of unrelated directors present on the board of directors is less than 3, the matter shall be submitted to the general meeting of shareholders for consideration.

Article 113. The voting method of a resolution of the Board of Directors shall be either by written vote or by show of hands.

The interim meeting of the board of directors, on the premise of ensuring the full expression of the views of the directors, may be conducted by means of communication and make resolutions, and shall be signed by the participating directors.

Article 114. A meeting of the board of directors shall be attended by the director himself; if the director is unable to attend for any reason, he shall carefully choose and entrust other directors to attend on his behalf in writing, and the independent director shall not entrust a non-independent director to attend the meeting on his behalf. The power of attorney shall contain the name, agent matter, scope of authorization, validity period of the agent, and shall be signed or sealed by the principal; A director may not make or accept a delegate, a sole delegation or a delegation of unclear scope of authorization without voting intention. A director ‘s liability for voting matters shall not be waived by entrusting the presence of other directors. A director present at a meeting on his behalf shall exercise the rights of the director within the scope of his authorization. If a director fails to attend a meeting of the Board of Directors or entrusts a representative to attend, he shall be deemed to have waived his right to vote at that meeting.

A director may not be entrusted by more than two directors to attend a board meeting on his behalf. In considering related transactions, non-affiliated directors may not entrust the associated directors to attend meetings on their behalf.

Article 115. The board of directors shall make minutes of the decisions made on the items under discussion at the meeting.

The minutes of the meeting of the board of directors shall be true, accurate and complete, fully reflecting the opinions of the participants on the matters under consideration, and the directors, secretaries of the board of directors and the recorders present at the meeting shall sign the minutes of the meeting.

The minutes of the board meeting shall be kept as company files for a period of 10 years.

Article 116. The minutes of the meetings of the board of directors include the following:

(1) the date, place and name of the convenor of the meeting;

(2) the name of the director present and the name of the director (agent) entrusted by another person to attend the board of directors;

(3) The agenda of the meeting;

(4) The main points of the director ‘s speech;

(5) The manner in which each resolution is voted upon and the result (the result of the vote shall be indicated by the number of votes in favor, against or abstaining).

Section III Special Committee of the Board of Directors

Article 117. The Board of Directors shall have an audit committee, a remuneration and appraisal committee, a nomination committee and a strategic committee, with a total of four special committees.

Article 118. All members of the Special Committee shall be composed of directors, and the members of the Committee shall be singular and shall not be less than three. Among them, the audit committee, the remuneration and appraisal committee, the nomination committee of independent directors should be the majority and serve as convenor, the audit committee should have at least one independent director is an accounting professional. The Strategy Committee shall have a convenor, who shall be the Chairman of the Company.

Article 119. The audit committee of the board of directors is mainly responsible for all kinds of financial management, internal control supervision and inspection of the company, and the main duties of the audit committee are:

(1) Propose to hire or replace the company ‘s external audit institution;

(2) To supervise the internal audit system of the company and its implementation;

(3) Responsible for communication between internal audit and external audit;

(4) Review the company ‘s financial information and its disclosure;

(5) to examine the company ‘s internal control and conduct an audit of major related transactions;

(6) Other powers conferred by the board of directors of the company.

Article 120. The remuneration and appraisal committee of the board of directors shall be mainly responsible for formulating the company ‘s remuneration system and organizing the appraisal work, and the main duties of the remuneration and appraisal committee shall be as:

(1) Approving the total annual salary of the company in accordance with the company ‘s annual budget and key performance indicators;

(2) To formulate remuneration plans or programs based on the main scope, responsibilities, importance and remuneration levels of directors and senior management positions and other relevant positions of the relevant enterprise;

(3) to review the performance of the duties of the directors (non-independent directors) and senior managers of the company and to evaluate their annual performance;

(4) to draw up a draft equity incentive plan for the company;

(5) Responsible for supervising the implementation of the company ‘s remuneration system;

(6) Other powers conferred by the Board of Directors.

Article 121. The Nomination Committee of the Board of Directors shall be mainly responsible for the formulation of the selection criteria and nomination procedures for directors and senior managers, and the main duties of the Nomination Committee shall be:

(1) To make recommendations to the board of directors on the size and composition of the board of directors in accordance with the company ‘s operating activities, asset size and equity structure;

(2) To study the selection criteria and procedures of directors, general managers and other senior managers and to make recommendations to the Board of Directors;

(3) Extensive search for qualified directors, general managers and other senior managers;

(4) Review the candidates for directorship and general manager and make written recommendations to the board of directors;

(5) Review and make written recommendations to other senior managers to be appointed by the Board of Directors;

(6) Other powers and powers conferred by the board of directors.

Article 122. The Strategic Committee of the Board of Directors is mainly responsible for studying and formulating the draft medium- and long-term development strategy of the company, and the main responsibilities of the Strategic Committee are:

(1) To conduct a study and make recommendations on the company ‘s long-term development strategic plan;

(2) To study and make recommendations on major investment financing schemes subject to approval by the Board of Directors as stipulated in the articles of association,

including financing matters such as comprehensive credit, working capital loans, fixed asset loans, letter of credit financing, bill financing and issuance of guarantees, as well as investment matters such as the purchase of stocks, bonds, government bonds, financial bonds, securities investment funds, entrusted financial management, etc.;

(3) to study and make recommendations on major capital operations and asset management projects subject to the approval of the Board of Directors as stipulated in the Articles of Association, including matters such as listing of the operating company, introducing investors, investing in new wholly-owned enterprises, joint ventures, joint ventures, mergers or equity acquisitions, transfers, and capital increases or decreases  of the project;

(4) to study and make recommendations on other important matters affecting the development of the company;

(5) to examine the implementation of the above-ser critical matters;

(6) Other powers and powers conferred by the board of directors.

Article 123. The board of directors shall formulate the working system of the special committees.

Article 124.  Each special committee may employ an intermediary to provide professional advice, and the costs shall be borne by the company. The special committees are accountable to the Board of Directors, and the proposals of the special committees shall be submitted to the Board for review and decision.

Chapter 7 General Manager and other senior managers

Article 125. A company shall have a general manager who shall be appointed or dismissed by the board of directors.

The company shall have a number of deputy general managers who shall be appointed or dismissed by the board of directors.

The general manager, deputy general manager, secretary of the board of directors and finance director are the senior managers of the company. The finance director is the person in charge of the company ‘s finance.

Article 126. Article 88 of the Articles of Association shall apply to the circumstances in which a director may not be appointed.

Article 90 of the Articles of Association on the duty of loyalty of directors and articles 91 (iv) to (vi) on the duty of diligence shall apply to senior managers at the same time.

Article 127. A person who holds any position other than director or supervisor in a controlling shareholder or actual controller unit of a company shall not serve as a senior manager of the company.

Article 128. The general manager shall serve for a term of three years, and the general manager may be re-elected.

Article 129. The general manager shall be responsible to the board of directors and shall exercise the following functions and powers:

(1) To preside over the management of the company ‘s production and operation, organize the implementation of the resolutions of the board of directors, and report to the board of directors;

(2) to organize the implementation of the company ‘s annual business plan and investment plan;

(3) To formulate a plan for the establishment of an internal management agency;

(4) To formulate the basic management system of the company;

(5) to formulate specific regulations for the company;

(6) to request the board of directors to appoint or dismiss the deputy general manager and finance director of the company;

(7) Decide to appoint or dismiss the responsible management personnel other than those who shall be appointed or dismissed by the board of directors;

(8) Decide on the appointment and dismissal of the employees of the company;

(9) The general manager shall have the right to decide on transactions that do not meet the standards stipulated in Article 103 of these Articles of Association, subject to the approval of the board of directors, provided that matters involving equity investment and foreign fixed asset investment are subject to consideration by the board of directors;

(10) The general manager shall have the right to recommend the candidates of senior managers such as the deputy general manager and finance director of the subordinate branch, the holding subsidiary company and the participating company;

(11) These Articles of Association and other functions and powers conferred by the Board of Directors.

The general manager attends the board meeting.

Article 130. The general manager shall formulate the working rules of the general manager and report them to the board of directors for approval.

Article 131. The general manager ‘s working rules include the following:

(1) the conditions, procedures and personnel participating in the meeting of the general manager;

(2) The specific responsibilities of the general manager and other senior managers and their division of labor;

(3) the use of the company ‘s funds and assets, the authority to sign major contracts, and the reporting system to the board of directors and the supervisory board;

(4) Other matters deemed necessary by the board of directors.

Article 132. A senior manager ‘s resignation shall be submitted in writing, and his resignation shall take effect when the resignation report reaches the board of directors, and the company shall complete the by-election within 2 months.

Senior management should indicate in the resignation report the time of resignation, the reasons for resignation, the position resigned, whether to continue to serve in the company after resignation (e.g., to continue to serve, to explain the continuation of the position).

Article 133. The deputy general manager assists the work of the general manager, and the procedures for the appointment and removal of the deputy general manager, the relationship between the deputy general manager and the general manager, and the authority of the deputy general manager are stipulated in the working rules of the general manager.

Article 134. A company shall have a secretary of the board of directors, who shall be responsible for the preparation of the general meeting of shareholders of the company and the meeting of the board of directors, the custody of documents and the management of the company ‘s shareholders ‘ information, and handling information disclosure matters.

The secretary of the board of directors shall be the director, deputy general manager or finance director of the company.

The secretary of the board of directors shall abide by the relevant provisions of laws, administrative regulations, departmental regulations and these Articles of Association.

Article 135. If a senior manager causes losses to the company in the performance of his duties in violation of laws, administrative regulations, departmental regulations or the provisions of these Articles of Association, he shall be liable for compensation.

Chapter 8 Supervisory Board

Section I Supervisor

Article 136. Article 88 of these Articles of Association shall apply to the circumstances in which a director may not be appointed, and shall apply to the supervisor.

Directors, general managers and other senior managers may not concurrently serve as supervisors.

The directors and senior managers of the company and their spouses and immediate family members shall not serve as supervisors of the company during their term of office.

Article 137. Supervisors shall abide by laws, administrative regulations and these Articles of Association, have duty of loyalty and diligence to the company, shall not use their power to accept bribes or other illegal income, and shall not encroach upon the property of the company.

Article 138. The term of office of a supervisor shall be three years. When the term of office of the supervisor expires, he may be re-elected.

Article 139. If the term of office of the supervisor is not re-elected in time for the expiration of the term of office of the supervisor, the former supervisor shall still perform his duties as supervisor in accordance with the provisions of laws, administrative regulations and these Articles of Association before the re-elected supervisor takes office.

The supervisor shall submit a written resignation report. The resignation of the supervisor shall take effect from the time the resignation report is served on the supervisory board, except in the following cases:

(1) The resignation of the supervisor causes the members of the supervisory board to fall below the legal minimum number;

(2) The resignation of the supervisor on behalf of the employee shall result in the number of supervisors on behalf of the employee being less than one third of the members of the supervisory board.

In the above-mentioned circumstances, the resignation report shall not take effect until the next supervisor fills the vacancy arising from his resignation. Until the resignation report has entered into force, the supervisor who intends to resign shall continue to perform his duties in accordance with the relevant laws, administrative regulations and articles of association.

In the event of a second paragraph, the company shall complete the by-election within 2 months.

The supervisor shall state in his resignation report the time of resignation, the reasons for his resignation, the position he resigned from, whether he will continue to serve in the company after his resignation (e.g., to continue to serve, to indicate the circumstances of his continued service).

Article 140. The supervisor shall ensure that the information disclosed by the company is true, accurate and complete.

Article 141. The supervisor may attend the meeting of the board of directors and raise questions or suggestions on the resolutions of the board of directors.

Article 142. The supervisor shall supervise the performance of duties by independent directors, pay full attention to whether the independent directors continue to have the independence they deserve, whether they have sufficient time and energy to perform their duties effectively, and whether they have received undue influence from the principal shareholders, actual controllers or non-independent directors, supervisors and senior managers of the company in carrying out their duties.

Article 143. The supervisor shall supervise the implementation of the special committee of the board of directors and check whether the members of the special committee of the board of directors perform their duties in accordance with the working rules of the special committee of the board of directors.

Article 144. The supervisor shall not use his association to harm the interests of the company, and shall be liable for any loss caused to the company.

Article 145. If a supervisor violates the provisions of laws, administrative regulations, departmental regulations or these Articles of Association in carrying out his duties and causes losses to the company, he shall be liable for compensation.

Section II Supervisory Board

Article 146. A company shall have a supervisory board.  The Supervisory Board consists of [***] supervisors, and the Supervisory Board shall have one Chairman of the Supervisory Board. The chairman of the supervisory board shall be elected by a majority of all supervisors. If the chairman of the supervisory board convenes and presides over the meeting of the supervisory board, and if the chairman of the supervisory board is unable to perform his duties or fails to perform his duties, more than half of the supervisory board shall jointly nominate a supervisor to convene and preside over the meeting of the supervisory board.

The Supervisory Board shall include representatives of shareholders and an appropriate proportion of employees of the company, of whom the proportion of employee representatives shall not be less than one third. The representatives of employees on the Supervisory Board shall be democratically elected by the employees of the company through the staff congress, the staff and workers ‘ congress or other forms.

Article 147. The Supervisory Board shall exercise the following functions and powers:

(1) The periodic reports of the company prepared by the board of directors shall be reviewed and written opinions shall be submitted;

(2) Check the company ‘s financial affairs;

(3) to supervise the performance of the duties of directors and senior managers of the company, and to propose the removal of directors and senior managers who violate laws, administrative regulations, these Articles of Association or the resolutions of the General Meeting of Shareholders;

(4) When the behavior of directors and senior managers harms the interests of the company, the directors and senior managers are required to correct them;

(5) have the right to know matters within the scope of the competence of the Supervisory Board as stipulated in laws, administrative regulations and articles of association;

(6) Proposes to convene an interim general meeting of shareholders and convene and preside over a general meeting of shareholders when the board of directors fails to perform its duties of convening and presiding over the general meeting of shareholders as stipulated in the Company Law;

(7) To submit a proposal to the general meeting of shareholders;

(8) bringing a lawsuit against directors and senior managers in accordance with the provisions of Article 153 of the Company Law;

(9) If the company ‘s business situation is found to be abnormal, it may conduct an investigation, and if necessary, it may employ professional institutions such as accounting firms and law firms to assist it in its work, at the expense of the company.

If the Supervisory Board deems it necessary, it may also issue an opinion on the motion considered by the General Meeting of Shareholders and submit an independent report.

Article 148. The Supervisory Board shall meet at least once every six months.  The supervisor may propose to convene an interim meeting of the supervisory board.

The resolution of the Supervisory Board shall be adopted by more than half of the supervisory boards.

Article 149. The Supervisory Board shall formulate rules for the meetings of the Supervisory Board and clarify the manner of deliberations and voting procedures of the Supervisory Board in order to ensure the efficiency of the Supervisory Board and scientific decision-making.

The rules of the Supervisory Board stipulate the procedures for the convening and voting of the Supervisory Board. The rules of the supervisory board meeting shall be formulated by the supervisory board and approved by the general meeting of shareholders as an annex to the articles of association.

Article 150. The Supervisory Board shall record the decisions on the items under consideration, and the supervisors present at the meeting shall sign the minutes of the meeting.

The Supervisor has the right to request some descriptive record of his or her statement at the meeting on the record. The minutes of the meeting of the Supervisory Board shall be kept as the company archives for a period of 10 years.

Article 151. The notice of the meeting of the Supervisory Board includes the following:

(1) The date, place and duration of the meeting;

(2) the causes and issues;

(3) The date on which the notice was given.

Chapter 9 Financial accounting system, profit distribution and auditing

Section I Financial Accounting System

Article 152. A company shall formulate its financial accounting system in accordance with laws, administrative regulations and the provisions of the relevant departments of the State.

Article 153. A company shall not establish a separate accounting book except  for the statutory accounting books. The company ‘s assets are not stored in an account opened in the name of any individual.

Article 154. When a company distributes its profits after tax for the current year, it shall withdraw 10% of the profits and include them in the company ‘s statutory provident fund. If the cumulative amount of the company ‘s statutory provident fund is more than 50% of the company ‘s registered capital, it may no longer be withdrawn.

If the company ‘s statutory provident fund is not sufficient to make up for the losses of the previous year, it shall make up the losses with the profits of the current year before withdrawing the statutory provident fund in accordance with the provisions of the preceding paragraph.

After the company withdraws the statutory provident fund from the after-tax profit, it may also withdraw any provident fund from the after-tax profit by the resolution of the general meeting of shareholders.

The company ‘s after-tax profits after making up losses and withdrawing provident funds shall be distributed in proportion to the shares held by shareholders, except where these Articles of Association do not distribute in proportion to the shareholdings.

If the general meeting of shareholders, in violation of the provisions of the preceding paragraph, distributes profits to shareholders before the company makes up its losses and withdraws the statutory provident fund, the shareholders must return the profits distributed in violation of the provisions to the company.

Shares of the Company held by the Company do not participate in the distribution of profits.

Article 155. The company ‘s provident fund shall be used to make up for the company ‘s losses, expand the company ‘s production and operation, or convert it into an increase in the company ‘s capital. However, the capital reserve fund will not be used to cover the company ‘s losses.

When the statutory provident fund is converted to capital, the retained provident fund will be not less than 25% of the registered capital of the company prior to the conversion.

Article 156. After the general meeting of shareholders of a company has made a decision on the profit distribution plan, the board of directors of the company shall complete the distribution of dividends (or shares) within 2 months after the general meeting of shareholders.

Article 157. The company ‘s profit distribution policy shall allocate dividends by cash or stock. Under the premise that the company ‘s profit and cash flow meet the normal operation and long-term development of the company, the company will implement a positive cash dividend distribution method, paying attention to the return on investment to shareholders. The Company may make an interim cash dividend based on profitability, as permitted by the relevant regulations. The company ‘s annual profits distributed in cash are not less than 10 per cent of the distributable profits realized in the current year, or the cumulative profits distributed in cash in the last three years are not less than 30 per cent of the annual distributable profits realized in the last three years.

Section II Internal Audit

Article 158. The company shall implement an internal audit system, equip it with full-time auditors, and exercise internal audit supervision over the company ‘s financial revenues and expenditures and economic activities.

Article 159. The internal audit system of the company and the duties of the auditors shall be implemented after approval by the board of directors. The audit leader reports to the board of directors.

Section III Appointment of an accounting firm

Article 160. An accounting firm employed by a company that has completed the filing of a securities service institution to conduct business such as auditing accounting statements, verification of net assets and other related advisory services may be renewed for a period of one year.

Article 161. The company ‘s employment of an accounting firm must be decided by the general meeting of shareholders, and the board of directors may not appoint an accounting firm before the general meeting of shareholders decides.

Article 162. The Company undertakes to provide the employed accounting firm with true and complete accounting vouchers, accounting books, financial and accounting reports and other accounting information, and may not refuse, conceal or misrepresent.

Article 163. The audit expenses of an accounting firm shall be determined by the general meeting of shareholders.

Article 164. When a company dismisses or does not renew an accounting firm, it shall notify the accounting firm 30 days in advance, and the accounting firm shall be allowed to make its opinions when the general meeting of shareholders of the company votes on the dismissal of the accounting firm.

If an accounting firm offers to resign, it shall explain to the general meeting of shareholders that the company has any improper circumstances.

Chapter 10 Notifications

Article 165. Notices of the company shall be given in the following manner:

(1) to be sent out by a special person;

(2) Sending it by mail;

(3) Announcements, faxes, e-mails;

(4) Other forms as stipulated in these Articles of Association.

Article 166. A notice issued by a company shall be deemed to have been received by all relevant persons upon announcement.

Article 167. If the company notice is sent by a person, the person to whom it is delivered signs (or seals) on the delivery receipt, the date of receipt of the person to be delivered shall be the date of delivery; the company notice shall be delivered by mail on the 7th working day from the date of delivery to the post office; the company notice shall be sent by fax or e-mail on the date of delivery; and the date of delivery of the company notice shall be the date of delivery.

Article 168. Resolutions made by the meeting and the meeting shall not be null and void because of accidental omissions that have not sent a notice of the meeting to a person entitled to notice or that person has not received the notice of the meeting.

Chapter 11 Merger, separation, capital increase, capital reduction, dissolution and liquidation

Section I Mergers, separations, capital increases and capital reductions

Article 169. A merger of a company may take the initiative to absorb the merger or establish a new merger.

A company absorbs other companies in order to absorb a merger, and the absorbed company is dissolved. The merger of two or more companies establishes a new company for the new merger, and the merging parties dissolve.

Article 170. When a company merges, the merging parties shall sign a merger agreement and prepare a balance sheet and a list of property. The company shall notify the creditors within 10 days from the date of making the merger resolution and make an announcement in the newspaper within 30 days. Within 30 days from the date of receipt of the notice, and within 45 days from the date of the announcement of the notice, the creditor may request the company to pay off its debts or provide corresponding guarantees.

Article 171. When a company merges, the claims and debts of the merging parties shall be inherited by the company that survives the merger or by the newly established company.

Article 172. When a company is divided, its property shall be divided accordingly.

When the company is separate, it shall prepare a balance sheet and a list of property. The company shall notify the creditors within 10 days from the date of making the separation resolution and make an announcement in the newspaper within 30 days.

Article 173. The debts of a company before separation shall be jointly and severally liable by the company after the separation. However, the company ‘s prior written agreement with creditors on the liquidation of the debt is otherwise agreed upon.

Article 174. When a company needs to reduce its registered capital, it must prepare a balance sheet and a list of assets.

The company shall notify creditors within 10 days from the date of the resolution to reduce registered capital and make an announcement in the newspaper within 30 days. Creditors shall have the right to require the company to pay off its debts or provide corresponding guarantees within 30 days from the date of receipt of the notice and within 45 days from the date of the notice.

The registered capital of the company after the reduction will not be less than the statutory minimum.

Article 175. If a company merges or separates and the registration matters change, it shall register the change with the company registration authority in accordance with the law; if the company is dissolved, it shall handle the cancellation of the company ‘s registration in accordance with the law; and if a new company is established, it shall register the establishment of the company in accordance with the law.

If a company increases or decreases its registered capital, it shall register the change with the company registration authority in accordance with the law.

Section II Dissolution and Liquidation

Article 176. A company shall be dissolved for the following reasons:

(1) Other causes of dissolution as stipulated in these Articles of Association appear;

(2) The resolution of the general meeting of shareholders shall be dissolved;

(3) The company needs to be dissolved due to the merger or division of the company;

(4) Having had his business license revoked in accordance with the law, ordered to close down or revoked;

(5) If serious difficulties arise in the operation and management of the company, the continued existence will cause significant losses to the interests of the shareholders, and the shareholders who hold more than 10% of the voting rights of the company ‘s total shares cannot be resolved by other means, they may request the people ‘s court to dissolve the company.

Article 177. If a company has a situation under the preceding article (1), it may survive by amending these Articles of Association.

Amendments to these Articles of Association in accordance with the provisions of the preceding paragraph shall be adopted by more than [***] of the voting rights held by shareholders attending the general meeting of shareholders.

Article 178. If a company is dissolved as a result of the provisions of Article 176 (1), (2), (4) and (5), it shall, within 15 days from the date of the cause of dissolution, set up a liquidation group and begin liquidation. The liquidation group shall consist of the directors or the persons determined by the general meeting of shareholders. If a liquidation group is not set up with without time for liquidation, the creditor may apply to the people ‘s court to appoint the relevant persons to form a liquidation group for liquidation.

Article 179. During the liquidation period, the liquidation group shall exercise the following functions and powers:

(1) clean up the company ‘s property and prepare the balance sheet and property list respectively;

(2) Notify and announce creditors;

(3) dealing with the outstanding business of the company concerned with liquidation;

(4) paying off the taxes owed and the taxes arising from the liquidation process;

(5) to clean up the creditor ‘s rights and debts;

(6) Disposing the remaining property after the company has paid off its debts;

(7) Representing the company in civil litigation activities.

Article 180. The liquidation group shall notify the creditors within 10 days from the date of establishment and make an announcement in the newspaper within 60 days. The creditor shall, within 30 days from the date of receipt of the notice and within 45 days from the date of the announcement of the notice, declare its claims to the liquidation group.

When a creditor declares a claim, it shall state the relevant matters of the claim and provide supporting materials. The liquidation group shall register the claims.

During the filing of claims, the liquidation group may not pay off creditors.

Article 181. After cleaning up the company ‘s property and compiling the balance sheet and list of property, the liquidation group shall formulate a liquidation plan and report it to the general meeting of shareholders or the people ‘s court for confirmation.

The company ‘s property shall be distributed in proportion to the shares held by the shareholders after the liquidation expenses, the wages of the employees, the social insurance expenses and statutory compensation, the tax owed and the liquidation of the company ‘s debts are paid separately.

During liquidation, the company survives, but cannot carry out business activities unrelated to liquidation. The company ‘s property will not be distributed to shareholders until it has been paid off in accordance with the preceding paragraph.

Article 182. If, after cleaning up the company ‘s property and compiling its balance sheet and list of property, it finds that the company ‘s property is insufficient to pay off its debts, it shall apply to the people ‘s court for bankruptcy declaration in accordance with the law.

After the company has been declared bankrupt by a decision of the people ‘s court, the liquidation group shall transfer the liquidation affairs to the people ‘s court.

Article 183. After the liquidation of a company is completed, the liquidation group shall make a liquidation report, report it to the general meeting of shareholders or the people ‘s court for confirmation, and submit it to the company registration authority for cancellation of registration, and announce the termination of the company.

Article 184. Members of a liquidation group shall be faithful to their duties and perform their liquidation obligations in accordance with the law.

Members of the liquidation group shall not use their power to accept bribes or other illegal income, nor may they encroach on the property of the company.

If a member of the liquidation group causes losses to the company or creditors by intentional or gross negligence, he shall be liable for compensation.

Article 185. If a company is declared bankrupt in accordance with the law, bankruptcy liquidation shall be carried out in accordance with the law on the bankruptcy of the enterprise concerned.

Chapter 12 Amend the Constitution

Article 186. If there are any of the following circumstances, the company shall amend its articles of association:

(1) After the amendment of the Company Law or the relevant laws and administrative regulations, the matters stipulated in the articles of association are in conflict with the provisions of the revised laws and administrative regulations;

(2) The change of the company ‘s situation is inconsistent with the matters recorded in the articles of association;

(3) The general meeting of shareholders shall decide to amend the articles of association.

Article 187. If the amendments to the articles of association adopted by the resolution of the General Meeting of Shareholders are subject to the approval of the competent authority, they shall be reported to the competent authority for approval; if the matters relating to the registration of the company are involved, the registration of the changes shall be handled in accordance with the law.

Article 188. The Board of Directors amends these Articles of Association in accordance with the resolutions of the General Meeting of Shareholders to amend the articles of association and the approval opinions of the relevant competent authorities.

Article 189. After the amendment of the articles of association, the board of directors shall promptly appoint a special person to the company registration authority for the record.

Article 190. If the amendment of the articles of association belongs to the information required by laws and regulations to be disclosed, it shall be announced in accordance with the provisions.

Chapter 13 By-laws

Article 191. Interpretation

(1) A controlling shareholder is a shareholder whose shares account for more than

50% of the company ‘s total share capital, and whose shares, although less than 50%, have sufficient voting rights under the shares held by him to have a significant impact on the resolution of the general meeting of shareholders.

(2) The actual controller refers to a person who, although not a shareholder of the company, can actually control the company ‘s behavior through investment relations, agreements or other arrangements.

(3) The relationship refers to the relationship between the controlling shareholder, the actual controller, the director, the supervisor and the senior management of the company and the enterprise under its direct or indirect control, as well as other relations that may lead to the transfer of the company ‘s interests.

Article 192. The Board of Directors may formulate the rules of association in accordance with the provisions of these Articles of Association. The rules of the articles of association shall not conflict with the provisions of this articles of association.

Article 193. These Articles of Association shall be written in Chinese, and any other language or different version of the Articles of Association shall be governed by the Chinese version of the Articles of Association after the most recent approval of the registration by the Administration for Industry and Commerce.

Article 194. The terms  “above “ and  “within “ as described in these Articles of Association shall contain this number;

Article 195. These Articles of Association shall be interpreted by the board of directors of the company.

Article 196. The annex to these Articles of Association includes the rules of procedure of the general meeting of shareholders, the rules of procedure of the board of directors and the rules of the board of supervisors.

Article 197. These Articles of Association shall enter into force after consideration and adoption by the General Meeting of Shareholders.